EXHIBIT 99.1
Alpha and Omega Semiconductor Announces Promotion of Yifan Liang to Chief Financial Officer
SUNNYVALE, Calif., August 15, 2014 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited (“AOS” or the “Company”) (Nasdaq:AOSL), a designer, developer and global supplier of a broad range of power semiconductors and power ICs, today announced that the Board of Directors of AOS has promoted Mr. Yifan Liang, the Interim Chief Financial Officer, to serve as the Chief Financial Officer of AOS, effective immediately.

“We are very pleased that Yifan was promoted to the position of Chief Financial Officer. Yifan has been serving as our Interim Chief Financial Officer since November 2013, and he has been an integral part of AOS’ accounting and finance operations since he joined the Company as Corporate Controller in 2004. As the Interim Chief Financial Officer, Yifan was instrumental in the successful implementation of our business plan to expand revenue growth and profitability. Given his in-depth knowledge of the Company and extensive experiences in accounting and financial matters, he is the ideal person to lead us financially as we continue to execute our business strategies,” said Dr. Mike Chang, the Chairman and Chief Executive Officer.

Prior to his appointment as the Chief Financial Officer, Mr. Liang has served as our Interim Chief Financial Officer and Corporate Secretary since November 2013, and he has served as our Chief Accounting Officer since October 2006 and our Assistant Corporate Secretary from November 2009 to November 2013. Mr. Liang joined our Company in August 2004 as our Corporate Controller. Prior to joining us, Mr. Liang held various positions at PricewaterhouseCoopers LLP, or PwC, from 1995 to 2004, including Audit Manager in PwC's San Jose office. Mr. Liang received his B.S. in management information system from the People's University of China and M.A. in finance and accounting from the University of Alabama.

About AOS

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including PC computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, the financial success of the Company under the leadership of new chief financial officer. Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 to be filed by AOS. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.